Exhibit 99.2

IRIDEX CORPORATION
EXPORT-IMPORT BANK
LOAN AND SECURITY AGREEMENT

     This EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (the “Exim Agreement”) is entered into as of January 16, 2007, by and between Mid-Peninsula Bank, part of Greater Bay Bank N.A. (“Bank”) and Iridex Corporation (“Borrower”).
RECITALS
     A. Borrower and Bank are parties to that certain Business Loan and Security Agreement of even date herewith (the “Domestic Agreement”), together with related documents.
     B. Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by Export-Import Bank of the United States.
AGREEMENT
     The parties agree as follows:
     1. DEFINITIONS AND CONSTRUCTION
          1.1 Definitions. As used in this Exim Agreement, the following terms shall have the following definitions:
               “Accounts” means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.
               “Advance” or “Advances” means a cash advance under the Revolving Facility.
               “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.
               “Borrower Agreement” means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank, as may be amended, supplemented or modified.
               “Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.
               “Borrowing Base” means an amount equal to (i) ninety percent (90%) of the Exim Eligible Foreign Accounts, plus (ii) seventy-five percent (75%) of Eligible Foreign Inventory (the “Inventory Portion”), plus (iii) zero percent (0%) of the cash and cash equivalents held by and pledged to Bank as collateral security for the Obligations, minus (iv) twenty-five percent (25%) of the aggregate face amount of all outstanding or requested non-Warranty Letters of Credit, and minus (v) 100% of the aggregate face amount of all outstanding or requested Warranty Letters of Credit. Upon approval of Exim Bank, Eligible Export-Related Overseas Accounts Receivable or Eligible Export-Related Overseas Inventory (as both terms are defined in the Borrower Agreement), or both, will be included in the Borrowing Base in accordance with the Borrower Agreement.
               “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.
               “Buyer” shall mean a Person that has entered into one or more Export Orders with Borrower.

               “Closing Date” means the date of this Exim Agreement.
               “Code” means the California Uniform Commercial Code.
               “Collateral” means the property described on Exhibit A attached hereto. Notwithstanding the foregoing or anything else contained herein to the contrary, “Collateral” shall not include (a) any rights or interests in any lease, license, contract, or agreement, as such, or the assets subject thereto, if under the terms of applicable law with respect thereto the valid grant of a Lien therein or in such assets to Bank is prohibited and such prohibition under applicable law cannot be waived, provided that the foregoing exclusions shall in no way be construed to apply if any such prohibition would be rendered ineffective under the Code (including Sections 9-406, 9-407 and 9-408 thereof) or other applicable law; (b) any application for a trademark (including, without limitation, intent-to-use trademark or service applications and any goodwill associated therewith) that would otherwise be deemed invalidated, cancelled or abandoned due to the grant of a Lien thereon unless and until such time as the grant of such Lien will not affect the validity of such trademark; and (c) any of the outstanding shares of capital stock of any subsidiary of Borrower that is a Controlled Foreign Corporation (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote.
               “Commercial Letters of Credit” shall mean those letters of credit payable in U.S. Dollars and issued or caused to be issued by Bank on behalf of Borrower under Section 2.1.2 for the benefit of a supplier(s) of Borrower in connection with such Borrower’s purchase of goods or services from the supplier in support of the export of the Items.
               “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
               “Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held,
               “Credit Accommodations” shall mean, collectively, Advances and Letter of Credit Obligations.
               “Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Exim Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.
               “Daily Balance” means the amount of the Obligations owed at the end of a given day.

               “Disclosure Letter” means the disclosure letter provided by Borrower to Bank.
               “Domestic Agreement” means that certain Business Loan and Security Agreement by and between Borrower and Bank dated as of even date herewith.
               “Domestic Loan Documents” means the Domestic Agreement and the instruments and documents executed in connection with that Agreement.
               “Eligible Foreign Inventory” means Inventory purchased or manufactured by Borrower for resale located in the United States, other than Inventory that is excluded under the Borrower Agreement and this Exim Agreement. Eligible Foreign Inventory shall not include the following:
               (a) any Inventory which is not located in the United States;
               (b) any demonstration Inventory or Inventory sold on consignment;
               (c) any Inventory consisting of proprietary software;
               (d) any Inventory which is damaged, obsolete, returned, defective, recalled or unfit for further processing;
               (e) any Inventory which has been previously exported from the United States;
               (f) any Inventory which constitutes defense articles or defense services;
               (g) any Inventory which is to be incorporated into items destined for shipment to a country in which Exim Bank is legally prohibited from doing business;
               (h) any Inventory which is to be incorporated into items destined for shipment to a country in which Exim Bank coverage is not available for commercial reasons, except to the extent such items are sold to such country on terms of a letter of credit confirmed by a bank acceptable to Exim Bank; and
               (i) any Inventory which is to be incorporated into items whose sale would result in an Account that is not an Exim Eligible Foreign Account.
               “Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.
               “ERISA” means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
               “Exim Bank” means Export-Import Bank of the United States.
               “Exim Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents, including any costs incurred in relation to opposing or seeking to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters; fees that Bank pays to Exim Bank in consideration of the issuance of the Exim Guarantee; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.
               “Exim Committed Line” means a credit extension of up to three million and no/100 Dollars ($3,000,000).

               “Exim Eligible Foreign Accounts” means those Accounts payable in United States Dollars that arise in the ordinary course of Borrower’s business from Borrower’s sale of Eligible Foreign Inventory (i) with respect to which the account debtor is not a resident of the United States; (ii) that have been validly collaterally assigned and comply with all of Borrower’s representations and warranties to Bank; and (iii) (A) that are supported by one or more standby letters of credit issued by a financial institution acceptable to Bank on terms acceptable to Bank and Exim Bank or (B) are Accounts on open account terms approved by Bank in its sole discretion on a case by case basis; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Exim Eligible Foreign Accounts shall not include the following:
               (a) Accounts with a term in excess of one hundred eighty (180) days;
               (b) Unless pre-approved by Bank in its sole discretion, Accounts that the account debtor has failed to pay within sixty (60) calendar days of the original due date of the invoice unless such Accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply;
               (c) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of the original date of invoice;
               (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;
               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;
               (f) Accounts with respect to which the account debtor is located in a country in which Exim Bank is legally prohibited from doing business;
               (g) Accounts with respect to which the account debtor is located in a country in which Exim Bank coverage is not available for commercial reasons;
               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of Borrower’s liability to such account debtor;
               (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;
               (j) Accounts generated by the sale of products purchased for military purposes;
               (k) Accounts generated by sales of Inventory which constitutes defense articles or defense services;
               (l) Accounts payable in currency other than Dollars;
               (m) Accounts which are due and owing and the collection of which must be made outside the United States;
               (n) Accounts generated by the rendering of maintenance services;
               (o) Advance deposits or payments made by account debtors;
               (p) Accounts the collection of which Bank or Exim Bank determines in its reasonable judgment to be doubtful; and

               (q) Accounts that are excluded from the Borrowing Base under the Borrower Agreement.
               “Exim Guarantee” means that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated by reference into this Exim Agreement, pursuant to which Exim Bank guarantees Borrower’s obligations under this Exim Agreement.
               “Exim Loan Documents” means, collectively, this Exim Agreement, the Borrower Agreement, any note or notes executed by Borrower, any guaranty application, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.
               “Export Order” shall mean a written export order or contract for the purchase by a Buyer from Borrower of any of the Items.
               “Export-Related Historical Inventory Value” shall mean with respect to a Borrower, the relevant Export-Related Sales Ratio (as defined in the Borrower Agreement), or Borrower’s applicable quarterly foreign sales percentage as reported in Borrower’s SEC Form 10-Q or 10-K report, if current, multiplied by the lowest of (i) the cost of such Borrower’s Inventory as determined in accordance with GAAP, or (ii) the market value of such Borrower’s Inventory as determined in accordance with GAAP, or (iii) the appraised or orderly liquidation value of such Borrower’s Inventory, if Bank has loans and financial accommodations to such Borrower for which it conducts (or contracts for the performance of) such an appraised or orderly liquidation value.
               “GAAP” means generally accepted accounting principles as in effect from time to time.
               “Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.
               “Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
               “Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.
               “Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
               “IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
               “Items” shall mean, with respect to the Exim Committed Line, the finished goods or services which are intended for export from the United States.

               “Letter of Credit” means a Commercial Letter of Credit or Standby Letter of Credit or similar undertaking issued by Bank pursuant to Section 2.1.2.
               “Letter of Credit Obligations” shall mean all outstanding obligations incurred by Bank, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by Bank of Letters of Credit.
               “Letter of Credit Reserve” has the meaning set forth in Section 2.1.2.
               “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
               “Loan Documents” means, collectively, this Exim Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.
               “Material Adverse Effect” means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.
               “Maturity Date” means January 31, 2009.
               “Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.
               “Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Exim Agreement or any other related agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.
               “Patents means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
               “Payment Date” means the last calendar day of each month, commencing on the first such date after the Closing Date.
               “Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.
               “Permitted Affiliate Transactions” are:
               (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non affiliated Person;
               (b) compensation and benefit arrangements (including the granting of options or other equity compensation arrangements) approved by or pursuant to any plan approved by the board of directors of Borrower, and any indemnification arrangements with employees, officers, directors or consultants;
               (c) transactions between Borrower and a direct or indirect Subsidiary otherwise permitted by this Exim Agreement; and

               (d) transactions that constitute Permitted Investments.
               “Permitted Indebtedness” means:
               (a) Indebtedness of Borrower in favor of Bank arising under this Exim Agreement or any other Loan Document;
               (b) Indebtedness existing on the Closing Date and previously disclosed in writing by Borrower to Bank;
               (c) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $500,000 in the aggregate at any given time;
               (d) Subordinated Debt;
               (e) Indebtedness to trade creditors incurred in the ordinary course of business;
               (f) Indebtedness arising from the endorsement of instruments for deposit in the ordinary course of business;
               (g) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to any other Subsidiary (provided the primary obligations are not prohibited hereby); and
               (h) Indebtedness permitted by clause (c) of the defined term “Permitted Investments.”
               “Permitted Investment” means:
               (a) Investments existing on the Closing Date previously disclosed in writing by Borrower to Bank; and
               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;
               (c) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year;
               (d) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business;
               (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;
               (f) Investments consisting of accounts receivable of, notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business;

               (g) Investments made pursuant to investment policy guidelines approved by Borrower’s board of directors, provided a copy of such guidelines is provided to Bank; and
               Other Investments by Borrower which do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year.
               “Permitted Liens” means the following:
               (a) Any Liens existing on the Closing Date and previously disclosed in writing by Borrower to Bank or arising under this Exim Agreement or the other Loan Documents;
               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests;
               (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;
               (d) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business;
               (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8;
               (f) Liens in favor of other financial institutions arising in connection with accounts at such institutions to secure standard fees for services, but not arising in connection with financing made available by such institution, provided that the aggregate amount of such fees does not exceed Two Hundred Fifty Thousand Dollars ($250,000);
               (g) carriers’ warehousemen’s, mechanics, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings and for which Borrower maintains adequate reserves in accordance with GAAP;
               (h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any applicable Subsidiary;
               (i) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of business, subject to Bank’s security interest in the Collateral, and which do not interfere in any material respect with the business operations of the Borrower or any applicable Subsidiary;
               (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
               (k) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect on Borrower and its Subsidiaries taken as a whole, or on any of the Collateral.
               (l) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.
               “Permitted Locations” means (a) locations of Inventory at suppliers, customers, distributors or their representatives in the ordinary course of business; (b) locations of Equipment at manufacturers of components for Borrower, (c) locations of Equipment with employees or sales representatives in the ordinary course of business, and (d) one added warehouse location in California after the date hereof, subject to Borrower providing to Bank not less than thirty (30) days before using such added warehouse location in California notice of the address of same.
               “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
               “Prime Rate” means the variable rate of interest, per annum, most recently published in the Western edition of The Wall Street Journal as the “prime rate,” whether or not such published rate is the lowest rate available from Bank.
               “Responsible Officer” means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.
               “Revolving Facility” means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.
               “Standby Letter of Credit” shall mean those letters of credit issued or caused to be issued by Bank under Section 2.1.2 for Borrower’s account that can be drawn upon by a Buyer only if Borrower fails to perform all of its obligations with respect to an Export Order.
               “Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).
               “Subsidiary” means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.
               “Tangible Net Worth” means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) all notes or accounts receivable from affiliated companies, officers or employees of Borrower and (ii) Total Liabilities.
               “Total Liabilities” means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.
               “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.
               “Warranty” shall mean Borrower’s guarantee to a Buyer that the Items will function as intended during the warranty period set forth in the applicable Export Order.

               “Warranty Letter of Credit” shall mean a Standby Letter of Credit which is issued or caused to be issued by Bank to support the obligations of Borrower with respect to a Warranty or a Standby Letter of Credit which by its terms becomes a Warranty Letter of Credit.
          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto.
     2. LOAN AND TERMS OF PAYMENT
          2.1 Credit Extensions.
               2.1.1 Revolving Advances.
               (a) Subject to the terms and conditions of this Exim Agreement and the Domestic Agreement, Bank agrees to make Advances to Borrower in an aggregate amount outstanding at any time not to exceed (i) the Exim Committed Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and (iii) minus the amount by which the then outstanding aggregate advances to Borrower under the Line of Credit facility under the Domestic Agreement exceed $3,000,000. Notwithstanding the foregoing, at no time shall the portion of the principal balance of the Credit Accommodations that is supported by the Inventory Portion of the Borrowing Base exceed 60% of the sum of the outstanding Advances plus the aggregate undrawn face amount of all outstanding Commercial Letters of Credit. Subject to the terms and conditions of this Exim Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and re-borrowed at any time prior to the Maturity Date.
               (b) To evidence the Advances, Borrower shall execute and deliver to Bank pursuant to the terms of the Domestic Agreement the Line of Credit Note(as defined in the Domestic Agreement).
               (c) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C hereto. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Exim Agreement, based upon written instructions received from a Responsible Officer or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank will credit the amount of Advances made under this Section 2.1 to Borrower’s deposit account.
               (d) The Exim Committed Line shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 and any other amounts due under this Exim Agreement shall be immediately due and payable.
               2.1.2 Letters of Credit.
               (a) Subject to the terms and conditions of this Exim Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed the Exim Committed Line, minus the then outstanding principal balance of the Advances. Each Letter of Credit shall have an expiry date no later than (x) the Maturity Date or (y) one year from the date of issuance. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement. For any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1.1.
               (b) If at any time the Borrowing Base is less than the sum of (i) the aggregate outstanding Advances, (ii) 100% of the aggregate amount set aside for any Standby Letters of Credit serving as Warranty Letters of Credit, and (iii) 25% of the aggregate amount set aside for any other Letters of Credit, Borrower shall immediately either pay to Bank an amount equal to the difference between such sum (as described above) and the Borrowing Base, or provide Bank with additional collateral sufficient to cover such difference. In addition, as a condition to the issuance of any Warranty Letters of Credit, Borrower shall have pledged to Bank, as collateral security for the Obligations, cash collateral in an amount of not less than 25% of all issued and outstanding Warranty Letters of Credit.
               (c) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Exim Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with any Letters of Credit.
               (d) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.
               (e) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Exim Committed Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Exim Committed Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.
          2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1 of this Exim Agreement is greater than the lesser of (i) the Exim Committed Line, or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.
          2.3 Interest Rates, Payments, and Calculations.
               (a) Interest Rate. Except as provided in Section 2.3(b), any Advances under this Exim Agreement shall bear interest, on the average daily balance thereof, at a per annum rate equal to One half (0.50) percentage points below the Prime Rate.
               (b) Default Rate. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the rate that applied immediately prior to the occurrence of the Event of Default.
               (c) Payments. Interest hereunder shall be due and payable on each Payment Date. Bank shall, at its option, charge such interest, all Exim Bank Expenses, and all Periodic Payments against Borrower’s deposit account or against the Exim Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.
               (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased contemporaneously with such change by an amount equal to such change in the Prime Rate. All interest chargeable under the Exim Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
          2.4 Crediting Payments. The receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any payment (other than a wire transfer of immediately available funds) received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.
          2.5 Fees. Borrower shall pay to Bank the following fees:
               (a) Facility Fee. A annual Facility Fee equal to Forty Five Thousand and no/100 Dollars ($45,000), which fee shall be due on the Closing Date and on the first anniversary of the Closing Date, and shall be fully earned and non-refundable when paid;
               (b) Financial Examination and Appraisal Fees. Bank’s customary fees and out-of-pocket expenses for Bank’s audits of Borrower’s Accounts and Inventory, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;
               (c) Exim Bank Expenses. On the Closing Date, Exim Bank Expenses incurred through the Closing Date and, after the Closing Date, all Exim Bank Expenses as they become due.
          2.6 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):
               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or
               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or
               (c) imposes upon Bank any other condition with respect to their performance under this Exim Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation all in reasonable detail by Bank of a statement in the amount and setting forth Bank’s calculation thereof, which statement shall be deemed true and correct absent manifest error.
          2.7 Term. Subject to Section 12.7, this Exim Agreement shall become effective once duly executed and authorized by Borrower and Bank and shall continue in full force and effect for a term ending on the Maturity Date, on which date all Obligations shall become immediately due and payable. Notwithstanding the foregoing, Bank shall have the right to terminate this Exim Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding any termination of this Exim Agreement, all of Bank’s security interest in all of the Collateral and all of the terms and provisions of this Exim Agreement shall continue in full force and effect until all Obligations (except for inchoate indemnity obligations) have been paid and performed in full, and no termination shall impair any right or remedy of Bank, nor shall any such termination relieve Borrower of any Obligation to Bank until all of the Obligations have been paid and performed in full.
          2.8 Use of Proceeds. Borrower will use the proceeds of Advances only for the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

     3. CONDITIONS OF LOANS
          3.1 Conditions Precedent to Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:
               (a) this Exim Agreement, the Borrower Agreement and the Line of Credit Note, each duly executed by Borrower;
               (b) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Exim Agreement;
               (c) the Exim Guarantee;
               (d) financing statements (Forms UCC-1);
               (e) insurance certificate;
               (f) an audit of Borrower’s Accounts and Inventory, the results of which shall be satisfactory to Bank;
               (g) documents and agreements as specified in Section 5.1 of the Domestic Agreement;
               (h) payment of the fees and Exim Bank Expenses then due and specified in Section 2.5 hereof; and
               (i) such other documents, and completion of such other matters, as Bank may deem reasonably necessary or appropriate.
               (j) If the any portion of the initial Advance will be supported by the Inventory Portion of the Borrowing Base, Borrower will submit to Bank a determination of the Export-Related Historical Inventory Value. Once any Advance is made to Borrower by the Inventory Portion of the Borrowing Base, Bank shall require and Borrower will submit a sales mix examination at least every 90 days. An adjustment to the Export-Related Historical Inventory Value will be calculated at each review.
          3.2 Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:
               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;
               (b) timely receipt by Bank of an Export Order as defined in the Borrower Agreement and Borrowing Base Certificate current within five (5) Business Days;
               (c) the Exim Guarantee shall be in full force and effect; and
               (d) the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects on and as of the date of such Payment/ Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no Event of Default shall have occurred and be continuing, or would result from such Advance.
     The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in subsection (d) of this Section 3.2.

     4. CREATION OF SECURITY INTEREST
          4.1 Grant of Security Interest. Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Exim Loan Documents. Except for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that during the continuance of any Event of Default Bank may place a “hold” on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Exim Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations (except for inchoate indemnity obligations) are outstanding.
          4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Exim Loan Documents.
          4.3 Right to Inspect. Each of Bank and Exim Bank (through any of their respective officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect Borrower’s Books, facilities and activities, and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. During the first year this Exim Agreement is in effect, Bank shall have the right to conduct semi-annual accounts receivable audits, and thereafter, Bank shall have the right to conduct such audits annually, at Borrower’s expense, the results of which audits shall be satisfactory to Bank. Upon the occurrence of any Event of Default and during the continuance of such Event of Default, the immediately preceding limitation on the number of audits shall not be applicable. Borrower will cause its officers and employees to give their full cooperation and assistance in connection therewith.
     5. REPRESENTATIONS AND WARRANTIES
          Borrower represents, warrants and covenants as follows:
          5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly and validly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect, Borrower and each Subsidiary have the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.
          5.2 Due Authorization; No Conflict; Legal Effect. The execution, delivery, and performance of the Exim Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, or any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect. This Exim Agreement constitutes, and any instrument or agreement Borrower is required to give under this Exim Agreement when delivered will constitute, legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.
          5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens, and has not executed any security documents or financing statements relating to such properties that have not been terminated except in connection with such Permitted Liens. All of Borrower’s and each Subsidiary’s respective properties are titled in their respective legal names, and Borrower has not used or filed a financing statement under any other name for at least the last five years.

          5.4 Bona Fide Eligible Accounts. The Exim Eligible Foreign Accounts are bona fide existing obligations. The property giving rise to such accounts has been delivered to the account debtor or to the account debtor’s agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Exim Eligible Foreign Account.
          5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.
          5.6 Name; Location of Chief Executive Office. Except as previously disclosed in writing by Borrower to Bank, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral.
          5.7 Litigation. Except as set forth in the Disclosure Letter, there are no actions or proceedings pending by or, to the knowledge of Borrower threatened in writing, against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.
          5.8 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated financial condition as of the date thereof and Borrower’s consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank. Borrower has no material contingent obligations except as disclosed in such financial statements.
          5.9 Solvency. The fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Exim Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
          5.10 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.
          5.11 Environmental Condition. None of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary relating to the release or other disposition of hazardous waste or hazardous substances into the environment.

          5.12 Taxes. Borrower and each Subsidiary has filed or caused to be filed all material tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes, assessments and other governmental charges reflected therein, except to the extent any such payment has been contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.
          5.13 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.
          5.14 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted.
          5.15 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.
     6. AFFIRMATIVE COVENANTS
     Borrower covenants and agrees that, until payment in full of the Obligations (except for inchoate indemnity obligations), Borrower shall do all of the following:
          6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.
          6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Bank in writing prior to doing so and so long as, in Bank’s sole opinion, Bank’s interests in the Collateral are not jeopardized. Bank may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Bank, to protect Bank’s interest.
          6.3 Financial Statements, Reports. Certificates. Borrower shall maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Bank to examine and audit Borrower’s books and records at all reasonable times. Borrower shall deliver to Bank: (a) quarterly CPA prepared financial statements (10-Q) Report within 45 days quarter end, but in no event later than Form 10-Q filing due date for accelerated filers, if applicable; (b) annual CPA Audited financial statements (10-K) Report within 90 days of fiscal year end, but in no event later than Form 10-K filing due date for accelerated filers, if applicable.; (c) a monthly affidavit of liquidity signed by Borrower’s CFO stating that Borrower has full and complete ownership and use of Domestic Unrestricted Cash/Marketable Securities (defined as cash and marketable securities not subject to any Liens or any restrictions on use or access for use of any kind by Borrower, excluding any Liens in favor of Bank, held in deposit or investment accounts located in the United States) of at least $3,000,000.00, such affidavit to be submitted to Bank within 15 days of calendar month end; (d) promptly upon receipt of notice thereof, a report of any legal actions claims, investigations, administrative proceedings or similar actions pending or threatened against or affecting Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred and Fifty

Thousand Dollars ($250,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.
     Within fifteen (15) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.
     Bank shall have a right from time to time hereafter to audit Borrower’s Accounts at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months during the first year this Exim Agreement is in effect and annually thereafter, unless an Event of Default has occurred and is continuing.
          6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Exim Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the returns, recoveries, disputes or claims involve more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any consecutive three-month period.
          6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with-proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.
          6.6 Insurance.
               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.
               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. Other than insurance proceeds paid as a result of damage or other losses in shipment of products, all proceeds payable under any such policies shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.
               (c) Furnish to Bank, upon request of Bank, reports on each existing insurance policy showing such information as Bank may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Bank (however not more often than annually), Borrower will have an independent appraiser satisfactory to Bank determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

          6.7 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank.
          6.8 Financial Covenants and Ratios. Comply with the following covenants and ratios:
               (a) Tangible Net Worth Requirements. Borrower shall have a minimum Tangible Net Worth of not less than $15,500,000.00 measured as of March 31, 2007, and measured on a quarterly basis thereafter, with such minimum Tangible Net Worth requirement to be increased each quarter thereafter by 50% of Net Profit After Tax of the preceding quarter, provided that if Borrower’s Net Profit After Tax is negative (i.e., a loss), the then current minimum Tangible Net Worth will not be decreased. For the purposes of this covenant, and for all other purposes of this Exim Agreement, Net Profit After Tax will be the amount, determined on a consolidated basis, reported as after tax Net Income at the end of each fiscal quarter on Borrower’s financial statements.
               (b) Minimum Income and Cash flow Requirements: Borrower agrees to maintain Profitability for each of the three month periods ending June 30, 2007, September 30, 2007, and December 31, 2007. Beginning with the quarter ending March 31, 2008, and for each quarter thereafter, Borrower shall maintain Profitability as measured each quarter on a rolling four quarter basis. For the purposes of this covenant, Profitability shall mean, on a consolidated basis, after tax Net Income in excess of $1.00 as reported on Borrower’s financial statements.
               (c) Other Requirements. Borrower agrees to the following: (i) to maintain a minimum aggregate amount of Domestic Unrestricted Cash/Marketable Securities of $3,000,000.00; and (ii) to maintain a Debt Service Ratio of 1.750 to 1.000 to be measured quarterly on a year-to-date basis beginning at March 31, 2007, and continuing through the quarter ending December 31, 2007, and measured on a rolling four quarter basis thereafter. Debt Service Ratio is defined as Net Profit After Tax plus Depreciation, Amortization, all Interest Expense, and other Non Cash Charges, divided by Current Portion of Long-Term Debt (C.P.L.T.D.) plus all Interest Expense, and all of the foregoing components of Debt Service Ratio shall be determined according to GAAP.
          6.9 Borrower Agreement. Borrower shall comply with all of the terms of the Borrower Agreement. In the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.
          6.10 Notice in Event of Filing of Action for Debtor’s Relief. Borrower shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as a debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.
          6.11 Payment in Dollars. Borrower shall require payment in United States Dollars for the Items, unless Exim Bank otherwise agrees in writing.
          6.12 Further Assurances; Performance. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Exim Agreement. Borrower shall perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Exim Agreement and in all other instruments and agreements between Borrower and Bank. Borrower shall notify Bank immediately in writing of any default in connection with this Exim Agreement or other instruments or agreements between Borrower and Bank.

          6.13 Revolving Facility Proceeds. Borrower shall use all proceeds from the Revolving Facility solely for Borrower’s business operations, unless specifically consented to the contrary by Bank in writing.
          6.14 Environmental Studies. Borrower shall promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testing as may be reasonably requested by Bank or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.
          6.15 Environmental Compliance and Reports. Borrower shall comply in all respects with any and all environmental protection laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Bank promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.
          6.16 Inspection. Borrower shall permit employees or agents of Bank at any reasonable time to inspect any and all Collateral and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Bank, shall notify such party to permit Bank free access to such records at all reasonable times and upon reasonable notice, and to provide Bank with copies of any records it may request, all at Borrower’s expense.
     7. NEGATIVE COVENANTS
     Borrower covenants and agrees that so long as any credit hereunder shall be available and until payment in full of the Obligations (except for inchoate indemnity obligations), Borrower will not do any of the following, or enter into any agreement to do any of the following:
          7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses or exclusive licenses related to distributorship agreements limited to a geographic range or field of use and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn-out or obsolete Equipment; or (iv) Transfers constituting Permitted Investments.
          7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower’s executive management personnel and Borrower’s board of directors does not fill the vacancy or vacancies created thereby within thirty (30) of any such change. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.
          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than a merger of any Subsidiaries with Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, or cease operations, liquidate, change its name, or dissolve (other than pursuant to a merger of a Subsidiary with Borrower).
          7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its properties or other assets, including without limitation any of Borrower’s patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, know-how, show-how, and any other intellectual property rights or proprietary information, and any licenses or rights held by Borrower to use any such rights of any third parties, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.
          7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except for dividends payable solely in Borrower’s capital stock.
          7.7 Investments: Guarantees. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments, or incur any obligation as surety or guarantor other than in the ordinary course of business.
          7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for Permitted Affiliate Transactions.
          7.9 Negative Pledge Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in any of Borrower’s property.
          7.10 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.
          7.11 Inventory and Equipment. Except at Permitted Locations, store the Inventory or the Equipment with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for Permitted Location and such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank’s security interest.
          7.12 Compliance. Become an “investment company” controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing. Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any hazardous waste or substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all environmental protection laws. Borrower authorizes Bank and its agents to enter upon the Collateral to make such inspections and tests as Bank may deem appropriate to determine compliance of the Collateral with this section of the Exim Agreement. Any inspections or tests made by Bank shall be at Borrower’s expense and for Bank’s purposes only and shall not be construed to create any responsibility or liability on the part of Bank to Borrower or to any other person. Borrower hereby (1) releases and waives any future claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify and hold harmless Bank against any and all claims, losses, liabilities, damages, penalties, and expenses which Bank may directly or indirectly sustain or suffer resulting from a breach of this section of the Exim Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Exim Agreement, including the obligation to indemnify, shall survive the payment of the Obligations and the termination, expiration or satisfaction of this Exim Agreement and shall not be affected by Bank’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.
          7.13 Loans to Shareholders or Affiliates. Without Exim Bank’s prior written consent, make any loans to any shareholder or entity affiliated with Borrower. As used in this Section, the term “loan” does not include salary, rent paid to an affiliated entity owned by the shareholders, or to other expenses incurred in the ordinary course of Borrower’s business, or Permitted Investments.
          7.14 Borrower Agreement: Other Agreements. Violate or otherwise fail to comply with any provision of the Borrower Agreement. Borrower will not enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Exim Agreement or in connection herewith unless such provisions would be rendered ineffective under the Code (including Sections 9-406, 9-407 and 9-408 thereof) or other applicable law.
          7.15 Exim Guarantee. Take any action, or permit any action to be taken, that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.
     8. EVENTS OF DEFAULT
     Any one or more of the following events shall constitute an Event of Default by Borrower under this Exim Agreement:
          8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations.
          8.2 Covenant Default; Cross Default. If Borrower fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Exim Agreement, in any of the Exim Loan Documents, the Domestic Loan Documents, the Borrower Agreement or in any other present or future agreement between Borrower and Bank, or an Event of Default occurs under any of the Domestic Loan Documents or the Borrower Agreement.
          8.3 Material Adverse Change. If there occurs a material ad verse change in Borrower’s business or financial condition or a material impairment of the value or priority of Bank’s security interests in the Collateral, or Bank believes the prospect of payment or performance of any Obligation is impaired.
          8.4 Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ, distress warrant, foreclosure or forfeiture proceedings, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ, distress warrant, foreclosure or forfeiture proceedings, or levy has not been removed, discharged or rescinded within fifteen (15) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within fifteen (15) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period).
          8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding). This includes a garnishment of any of Borrower’s Accounts, including deposit accounts, with Bank. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the Insolvency Proceeding and if Borrower gives Bank written notice of the

Insolvency Proceeding and deposits with Bank monies or a surety bond for the Insolvency Proceeding, in an amount determined by Bank, in its sole discretion, as being an adequate reserve or bond for the dispute.
          8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in the acceleration by such third party or parties, of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), or that could have a Material Adverse Effect.
          8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank.
          8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment).
          8.9 Misrepresentations. Any warranty, representation or statement made or furnished to Bank by Borrower or on Borrower’s behalf under the Loan Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
          8.l0 Exim Guarantee; Deffective Collateralization. If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes or purports to revoke any obligations under the Exim Guarantee. Any of the Loan Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien in any of the Collateral) at any time and for any reason.
          8.11 Change in Control. Any Change in Control of Borrower shall occur. For the purposes of this Event of Default, a Change in Control means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by persons who were neither (i) nominated by Borrower’s board of directors nor (ii) appointed by directors so nominated; or (b) any person (as such term is used in the Securities and Exchange Act of 1934, as amended), is or becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended) directly or indirectly of 33.33% or more of the total voting stock of Borrower on a fully diluted basis, whether as a result of the issuance, sale or distribution of securities of Borrower, any merger or consolidation to which Borrower is a party, or otherwise.
          8.12 Right to Cure. If any default, other than a payment default on any Obligation, is curable and if Borrower has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Bank demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Bank deems in Bank’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.
     9. BANK’S RIGHTS AND REMEDIES
          9.1 Rights and Remedies, Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice and without demand, do any one or more of the following:
               (a) Declare all Obligations, whether evidenced by this Exim Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;
               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Exim Agreement or under any other agreement between Borrower and Bank;
               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (d) Notify customers of Borrower or other third parties to pay any amounts owing to Borrower directly to Bank;
               (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;
               (f) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;
               (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;
               (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order Bank deems appropriate;
               (i) Bank may credit bid and purchase at any public sale or at any private sale as permitted by law; and
               (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.
          9.2 Exim Direction. Upon the occurrence and during the continuance of an Event of Default, Exim Bank shall have a right to: (i) direct Bank to exercise the remedies specified in section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.
          9.3 Exim Notification. Bank shall have the right to immediately notify Exim Bank in writing if it has knowledge of the occurrence of any of the following events: (1) any failure to pay any amount due under this Loan Exim Agreement or the Line of Credit Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower; (4) the filing of an action for debtor’s relief by, against, or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.
     In the event that it sends such a notification to Exim Bank, Bank shall have the right thereafter to send Exim Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Exim Bank or said default or other events have been cured. Bank shall not have any obligation to make any Advances or to issue any Letters of Credit following said notification to Exim Bank, unless Exim Bank gives its written approval thereto. If directed to do so by Exim Bank, Bank shall have a right promptly to exercise any rights it may have against Borrower to demand the immediate repayment of all amounts outstanding under the Exim Loan Documents.

          9.4 Power of Attorney. Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) upon prior notice to Borrower, send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (g) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code, provided that Bank’s power of attorney hereunder with respect to the actions and powers under clauses (b) through (e) about shall be effective only upon the occurrence and during the continuance of an Event of Default, and provided further that Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Advances hereunder is terminated.
          9.5 Accounts Collection. At any time from the date of this Exim Agreement, Bank may, upon prior notice to Borrower, notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Upon the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.
          9.6 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Exim Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Exim Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Exim Agreement. Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.
          9.7 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.
          9.8 Remedies Cumulative. Bank’s rights and remedies under this Exim Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.
          9.9 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.
     10. NOTICES
     Unless otherwise provided in this Exim Agreement, all notices or demands by any party relating to this Exim Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at the address set forth below:

If to Borrower:	Iridex Corporation.
1212 Terra Bella Avenue
Mountain View, CA 94043 Attn: Larry Tannenbaum
If to Bank:	FAX: 650-962-0486 Mid-Peninsula Bank
part of Greater Bay Bank N.A. 420 Cowper Street
Palo Alto, CA 94301
Attn: Sarah Lewis
FAX: 650-323-7421
     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
     11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
     This Exim Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of San Mateo, State of California. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWER AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
     12. GENERAL PROVISIONS
          12.1 Successors and Assigns. This Exim Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Exim Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank’s rights and benefits hereunder.
          12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Exim Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Exim Loan Documents or otherwise (including without limitation reasonable attorneys fees and expenses), except for obligations, demands, claims, liabilities and losses caused by Bank’s gross negligence or willful misconduct.
          12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Exim Agreement.

          12.4 Severability of Provisions. Each provision of this Exim Agreement shall be severable from every other provision of this Exim Agreement for the purpose of determining the legal enforceability of any specific provision.
          12.5 Amendments in Writing. This Exim Agreement cannot be changed or terminated orally. Without the prior written consent of Exim Bank, no material amendment of or deviation from the terms of this Exim Agreement shall be made that would adversely affect the interests of Exim Bank under the Exim Guarantee, including without limitation the rescheduling of any payment terms provided for in this Exim Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Exim Agreement, if any, are merged into this Exim Agreement.
          12.6 Counterparts. This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Exim Agreement.
          12.7 Survival. All covenants, representations and warranties made in this Exim Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnity obligations) remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.
          12.8 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Exim Agreement, except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.
     IN WITNESS WHEREOF, the parties hereto have caused this Exim Agreement to be executed as of the date first above written.
IRIDEX CORPORATION

By:	/s/ Larry Tannenbaum

Larry Tannenbaum, Chief Financial Officer
MID-PENINSULA BANK — PART OF GREATER BAY BANK N.A.

By:	/s/ Sarah Lewis

Authorized Signer

EXHIBIT A
     The Collateral shall consist of all right, title and interest of Borrower in and to the following:
          (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;
          (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing;
          (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;
          (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing;
          (e) All documents, cash, deposit accounts, securities, securities accounts, securities entitlements, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;
          (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and
          (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

1

EXHIBIT B
[Intentionally Omitted]

2

EXHIBIT C
LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., CALIFORNIA TIME

TO:	Operations Department/ Greater Bay Bank N. A.	DATE:

FAX#:	(408) 971-4233	TIME:

FROM:	Iridex Corporation

CLIENT NAME (BORROWER)

REQUESTED BY:

AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #	TO ACCOUNT #

REQUESTED TRANSACTION TYPE		REQUEST DOLLAR AMOUNT

$

PRINCIPAL INCREASE (ADVANCE)	$

PRINCIPAL PAYMENT (ONLY)	$

INTEREST PAYMENT (ONLY)	$

PRINCIPAL AND INTEREST (PAYMENT)	$

OTHER INSTRUCTIONS:

     All representations and warranties of Borrower stated in the Export-Import Bank Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY
TELEPHONE REQUEST:
The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #

Received By (Bank)	Phone #

Authorized Signature (Bank)

3

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Iridex Corporation.	Lender: Mid-Peninsula Bank
part of Greater Bay Bank N.A.
Commitment Amount: $3,000,000.00

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES
1.	Foreign Accounts Receivable Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL FOREIGN ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS
4.	Term in excess of 180 days	$
5.	Amounts over 60 days (unless insured, then 90 days)	$
6.	Balance of 50% over 90 day accounts	$
7.	Credit Balances over 120 days	$
8.	Accounts not payable in the U.S. Dollars or
	payable in other than U.S. Dollars	$
9.	Non-approved Government and Military Accounts	$
10.	Contra Accounts	$
11.	Promotion, Demo or Consignment Accounts	$
12.	Intercompany/Employee and Affiliate Accounts	$
13.	Accounts in the form of L/Cs, if subject items
	have not yet been shipped by Borrower	$
14.	Accounts arising from Inventory not originally
	located in and shipped from the U.S.	$
15.	Accounts arising from the sale of defense articles or items	$
16.	Accounts of buyers located in or from countries
	in which shipment is prohibited or no coverage available	$
17.	Amounts due and collectable outside U.S.	$
18.	Other exclusions	$
19.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
20.	Eligible Accounts (#3 minus #19)	$
21.	Loan Value of Accounts ( % of #20)	$

FOREIGN INVENTORY

22.	Foreign Inventory Value as of	$
23.	Additions (please explain on reverse)	$
24.	TOTAL FOREIGN INVENTORY	$

FOREIGN INVENTORY DEDUCTIONS

25.	Outside U.S.	$
26.	Consignment	$
27.	Proprietary Software	$
28.	Damaged/Defective	$
29.	Previously Exported	$
30.	Defense Articles/Services	$
31.	Prohibited County	$
32.	No Coverage County	$
33.	Ineligible A/R	$
34.	Advance Payments/Deposits	$
35.	TOTAL DEDUCTIONS	$
36.	Eligible Inventory (#23 minus #35)	$
37.	Loan Value of Inventory ( % of #36)	$

4

BALANCES
38.	Maximum Loan Amount	$
39.	Total Available [Lesser of (#21 plus #37) or #38]	$
40.	Present balance owing on Line of Credit	$
41.	Outstanding under Sublimits	$
42.	RESERVE POSITION (#39 minus (#40 plus #41))	$
The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Schedule complies with the representations and warranties set forth in the Borrower Agreement, executed by Borrower and acknowledged by Lender, and the Export-Import Bank Loan and Security Agreement, executed by Borrower and acknowledged by Lender dated January 16, 2007, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreement. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, equipping or renting commercial space outside the United States; (d) supporting research and development, (e) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States, or (f) serving as a retainage or warranty bond. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of any of the following: (a) Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,	BANK USE ONLY

Iridex Corporation

By:	Received by:

Name:	Date:

Title:	Verified By:

Date:

5

EXHIBIT E
COMPLIANCE CERTIFICATE

TO:	Mid-Peninsula Bank, part of Greater Bay Bank N.A.

FROM:	Iridex Corporation
     The undersigned authorized officer of Iridex Corporation hereby certifies that in accordance with the terms and conditions of the Export-Import Bank Loan and Security Agreement between Borrower and Bank (the “Agreement”) dated January 16, 2007, (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes, except for interim financial statements which lack footnotes and are subject to year-end adjustment. The Officer expressly acknowledges that no borrowings may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Quarterly financial statements (Form 10-Q)	Quarterly no later than 45 days after quarter end	Yes	No

Annual audited financial statement and annual report (Form 10-K)	FYE no later than 90 days after fiscal year- end	Yes	No

A/R & A/P Agings	Monthly within 15 days after calendar month end	Yes	No

A/R Audit	Semi-Annual during first 12-month period and annually thereafter	Yes	No

Monthly Liquidity Report confirming domestic Unrestricted Cash/Marketable Securities of at least $3,000,000.00	Affidavit of Liquidity signed by Borrower’s CFO within 15 days after calendar month end	Yes	No

Financial Covenants	Required	Actual		Complies
Minimum Profitability (For each of the quarterly periods ending June 30, 2007, September 30, 2007, and December 31, 2007; and beginning with the quarter ending March 31, 2008, Borrower shall maintain Profitability as measured each quarter on a rolling four quarter basis thereafter.)
	In excess of $1.00 on a consolidated basis, after tax Net Income	$	Yes	No
Minimum Tangible Net Worth	Not less than $15.5m as of March 31, 2007, and measured on a quarterly basis thereafter, with such minimum Tangible Net Worth requirement to be and increased each quarter thereafter by 50% of Net Profit After Tax of the preceding quarter	$	Yes	No

6

Financial Covenants	Required	Actual		Complies
Debt Service Ratio (to be measured quarterly on a year-to-date basis beginning March 31, 2007, and continuing through the quarter ending December 31, 2007, and measured on a rolling four quarter basis thereafter). Debt Service Ratio is defined as Net Profit After Tax plus Depreciation, Amortization, all Interest Expense, and other Non Cash Charges, divided by Current Portion of Long-Term Debt (C.P.L.T.D.) plus all Interest Expense, and all of the foregoing components of Debt Service Ratio shall be determined according to GAAP
	1.750 to 1.000	:1.000	Yes	No

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE
BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status	Yes	No

7